                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           Thermo Cardiosystems Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           Thermo Cardiosystems Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

Thermo Cardiosystems Inc.
470 Wildwood Street
P.O. Box 2697
Woburn, Massachusetts 01888-2697

                                                          April 25, 1995

Dear Stockholder:

  The enclosed Notice calls the 1995 Annual Meeting of the Stockholders of Thermo Cardiosystems Inc. I respectfully request all Stockholders attend this meeting, if possible.

  Our Annual Report for the year ended December 31, 1994, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the Meeting.

  Enclosed with this letter is a Proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, American Stock Transfer and Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy.

  I would appreciate your immediate attention to the mailing of this Proxy.

                                                        Yours very truly,

                                                        Victor L. Poirier
                                                       President and Chief
                                                        Executive Officer

Thermo Cardiosystems Inc.
470 Wildwood Street
P.O. Box 2697
Woburn, Massachusetts 01888-2697

                                                      April 25, 1995

To the Holders of the Common Stock of
 Thermo Cardiosystems Inc.

                            NOTICE OF ANNUAL MEETING

  The 1995 Annual Meeting of the Stockholders of Thermo Cardiosystems Inc. (the "Corporation") will be held on Tuesday, May 23, 1995, at 4:00 p.m., at the Hyatt Regency Hotel, Hilton Head, South Carolina. The purposes of the Meeting are to consider and take action upon the following matters:

  1.Election of eight Directors.

  2. A proposal recommended by the Board of Directors to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors.

  3. Such other business as may properly be brought before the Meeting and any adjournment thereof.

  The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is April 6, 1995.

  The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

  This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                                      Sandra L. Lambert
                                                            Clerk

                                PROXY STATEMENT

  The enclosed Proxy is solicited by the Board of Directors of Thermo Cardiosystems Inc. (the "Corporation") for use at the 1995 Annual Meeting of the Stockholders (the "Meeting") to be held on Tuesday, May 23, 1995, at 4:00 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina, and any adjournment thereof. The mailing address of the executive office of the Corporation is 470 Wildwood Street, P.O. Box 2697, Woburn, Massachusetts 01888-2697. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 24, 1995.

                               VOTING PROCEDURES

  The Board of Directors intends to present to the Meeting the election of eight Directors, constituting the entire Board of Directors, as well as one other matter: a proposal to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors.

  The representation in person or by proxy of a majority of the outstanding shares of common stock of the Corporation, $.10 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

  In order to be elected a Director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. For all other matters to be voted upon at the Meeting the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

  A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

  The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 6, 1995, consisted of 22,920,462 shares of Common Stock. Only Stockholders of record at the close of business on April 6, 1995, are entitled to vote at the Meeting. Each share is entitled to one vote.

                                -- PROPOSAL 1 --

                             ELECTION OF DIRECTORS

  Eight Directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

NOMINEES FOR DIRECTORS

  Set forth below are the names of the persons nominated as Directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent corporation, Thermedics Inc. ("Thermedics") and Thermedics' parent corporation, Thermo Electron Corporation ("Thermo Electron"), is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation.

- --------------------------------------------------------------------------------

 WALTER J. BORNHORST   Dr. Bornhorst, 54, has been a Director of the
                       Corporation since 1988. Since 1994, Dr. Bornhorst has
                       been the Chairman of Z Corporation, a developer of
                       computer peripheral equipment. From 1985 to 1992, Dr.
                       Bornhorst was Senior Vice President of Thermo Electron.
                       He is also a director of Thermo Fibertek Inc.
- -------------------------------------------------------------------------------
 RICHARD W. K. CHAPMAN Dr. Chapman, 50, was appointed a Director of the
                       Corporation in March 1995. He has been Chairman of the
                       Board of Directors of Thermo BioAnalysis Corporation
                       since its inception in February 1995, and President of
                       Finnigan Corporation, a subsidiary of Thermo Instrument
                       Systems Inc., since 1992. In addition, he has been a
                       Vice President of Thermo Instrument Systems Inc. since
                       1994.
- -------------------------------------------------------------------------------
 ELIAS P. GYFTOPOULOS  Dr. Gyftopoulos, 67, was appointed a Director of the
                       Corporation in September 1994. He has been the Ford
                       Professor of Mechanical Engineering and of Nuclear
                       Engineering at the Massachusetts Institute of Technology
                       for more than five years. Dr. Gyftopoulos is also a
                       Director of Thermo Electron, Thermo Instrument Systems
                       Inc., ThermoLase Corporation, Thermo Remediation Inc.,
                       and Thermo Voltek Corp.
- -------------------------------------------------------------------------------
 ROBERT C. HOWARD      Mr. Howard, 64, has been a Director of the Corporation
                       since 1988. Mr. Howard has been an Executive Vice
                       President of Thermo Electron since 1986. He is also a
                       Director of Thermedics, Thermo Ecotek Corporaion, Thermo
                       Instruments Systems Inc., ThermoLase Corporation, Thermo
                       Power Corporation and ThermoTrex Corporation.
- -------------------------------------------------------------------------------
 LEONARD LASTER        Dr. Laster, 66, has been a Director of the Corporation
                       since 1988. Dr. Laster has been the Distinguished
                       University Professor of Medicine & Health Policy and
                       Chancellor Emeritus of the University of Massachusetts
                       Medical Center since 1990. From 1987 to 1990 Dr. Laster
                       was Chancellor of, and a Professor at, the University of
                       Massachusetts Medical Center. Since 1992, Dr. Laster has
                       also been a consultant to the Biomedical Research
                       Foundation of Northwest Louisiana. From 1978 to 1987 he
                       was President of Oregon Health Sciences University.
- -------------------------------------------------------------------------------
 VICTOR L. POIRIER     Mr. Poirier, 53, has been a Director of the Corporation
                       since 1991. Mr. Poirier has been President of the
                       Corporation since 1990 and Chief Executive Officer of
                       the Corporation since 1991. Mr. Poirier was Executive
                       Vice President and Chief Operating Officer of the
                       Corporation from August 1988 until 1990. Mr. Poirier has
                       been a senior vice president of Thermedics since 1985.
- -------------------------------------------------------------------------------
 JOHN W. WOOD JR.      Mr. Wood, 51, has been a Director of the Corporation
                       since 1988. Mr. Wood has been a vice president of Thermo
                       Electron since September 1994 and President and Chief
                       Executive Officer of Thermedics since 1984. Mr. Wood is
                       also a director of Thermedics and Thermo Voltek
                       Corporation.
- -------------------------------------------------------------------------------
 NICHOLAS T. ZERVAS    Dr. Zervas, 65, has been a Director of the Corporation
                       since 1989. Dr. Zervas has been chief of Neurological
                       Service, Massachusetts General Hospital, since 1977. Dr.
                       Zervas is also a director of Thermedics, Thermo Ecotek
                       Corporaion, ThermoLase Corporation and ThermoTrex
                       Corporation.
- -------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  The Board of Directors has established an Audit Committee and a Human Resources Committee, each consisting solely of outside Directors. The present members of the Audit Committee are Dr. Laster (Chairman) and Dr. Zervas. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the Human Resources Committee are Dr. Zervas (Chairman), Dr. Gyftopoulos and Dr. Laster. The Human Resources Committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met three times, the Audit Committee met twice and the Human Resources Committee met once during fiscal 1994. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he served held during his tenure.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Corporation, of Thermo Electron or any other companies affiliated with Thermo Electron (also referred to as "outside directors"), receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings. Payment of Directors' fees is made quarterly. Dr. Chapman, Mr. Howard, Mr. Poirier and Mr. Wood are all employees of Thermo Electron or its subsidiaries and do not receive any cash compensation from the Corporation for their services as Directors.

  Under the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermedics or Thermo Electron; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermedics or Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued on the date of deferral as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 50,000 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of January 28, 1995, deferred units equal to 5,248.89 shares of Common Stock were accumulated under the Deferred Compensation Plan.

  In 1991, the Corporation adopted a directors stock option plan (the "Directors Plan"). The Directors Plan provides for the grant of stock options to purchase shares of Common Stock to outside Directors as additional compensation for their service as Directors. In December 1994, the Board of Directors approved amendments to the Directors Plan that are subject to Stockholder approval at this meeting. The amendments are described under Proposal 2 to this Proxy Statement. Prior to the amendment of the Plan, eligible Directors were granted options to purchase Common Stock on a quarterly basis according to the following formula: 200 shares for each meeting of the Board of Directors held during the quarter and attended in person by the recipient and 100 shares for each telephone meeting or committee meeting of the Board of Directors held during the quarter in which the recipient participated. The amendments to the plan would eliminate the grant of stock options based on meeting attendance and substitute an annual grant of options to purchase 1,000 shares of Common Stock to each eligible Director.

  The exercise price for options that have been granted to date under the Directors Plan is determined by the average of the closing prices of the Common Stock as reported on the American Stock Exchange for the five trading days preceding and including the date of grant. Outstanding options are exercisable six months after the date of grant and if granted prior to 1995, generally expire seven years from the date of grant. An aggregate of 50,000 shares of Common Stock has been reserved for issuance under the Directors Plan. As of January 28, 1995, options to purchase 15,700 shares of Common Stock were outstanding under the Directors Plan at an average exercise price of $11.67 per share, no shares of Common Stock had been issued pursuant to the exercise of options and no options to purchase shares of Common Stock had lapsed. Options to purchase 34,300 shares of Common Stock were reserved and available for grant under the Directors Plan as of January 28, 1995.

                                STOCK OWNERSHIP

  The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermedics, the Corporation's parent company, and of Thermo Electron, Thermedics' parent company, as of January 28, 1995, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of common stock, (ii) each Director,
(iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iv) all Directors and executive officers as a group.

                                           THERMO                   THERMO
                                        CARDIOSYSTEMS THERMEDICS    ELECTRON
                NAME(1)                   INC. (2)      INC.(3)  CORPORATION(4)
                -------                 ------------- ---------- -------------
Thermedics Inc. (5)....................  12,547,610      N/A          N/A
Walter J. Bornhorst....................      46,100          0        9,228
Richard W. K. Chapman..................           0          0       35,869
Kurt A. Dasse..........................      78,984     12,064        2,126
Elias P. Gyftopoulos...................       7,500      4,500       29,920
Robert C. Howard.......................      22,500     11,459       91,598
Leonard Laster.........................      29,790          0            0
Victor L. Poirier......................     138,284     89,337       14,475
Betty A. Silverstein-Russell...........      87,779     13,455        1,870
John W. Wood, Jr.......................      62,399    187,578       84,877
Nicholas T. Zervas.....................      48,058     29,046            0
All Directors and current executive
officers as a group (12 persons).......     543,310    450,745      629,137

- --------
(1) Shares beneficially owned include shares owned by the indicated person, by that person's spouse, by that person and his or her spouse, and by that person and his or her spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership includes sole voting and investment power.

(2) Shares of the common stock beneficially owned by Dr. Bornhorst, Dr. Dasse, Dr. Gyftopoulos, Dr. Laster, Mr. Poirier, Ms. Silverstein-Russell, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 46,000, 77,700, 7,500, 28,800, 110,959, 86,450, 57,183, 43,800 and
    478,781 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. Shares beneficially owned by Dr. Laster, Dr. Zervas and all Directors and executive officers as a group include 990, 4,258 and 5,248 full shares, respectively, that had been allocated through January 28, 1995, to their respective accounts maintained under the Corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 2.38% of the Common Stock outstanding as of such date.

                                         (footnotes continued on following page)

(3) Shares of the common stock of Thermedics beneficially owned by Dr. Dasse, Dr. Gyftopoulos, Mr. Howard, Mr. Poirier, Ms. Silverstein-Russell, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 12,000, 4,500, 10,000, 45,000, 12,000, 115,200, 6,250 and 279,950
    shares, respectively, that such person or group had the right to acquire within 60 days after January 28, 1995, through the exercise of stock options. Shares of the common stock of Thermedics beneficially owned by Dr. Dasse, Mr. Howard, Mr. Poirier, Mr. Wood and all Directors and executive officers as a group include 64, 1,459, 278, 1,090 and 5,143 shares, respectively, allocated through January 28, 1995, to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Dr. Zervas and all Directors and executive officers as a group include 6,296 shares allocated through January 28, 1995, to Dr. Zervas' account maintained pursuant to that corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more that 1% of the common stock of Thermedics outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned approximately 1.35% of such common stock outstanding as of such date.

(4) The shares of the common stock of Thermo Electron shown in the table do not reflect a three-for-two split of such stock to be effected on May 24, 1995 to shareholders of record on April 26, 1995. Shares of the common stock of Thermo Electron beneficially owned by Dr. Chapman, Dr. Dasse, Dr. Gyftopoulos, Mr. Howard, Mr. Poirier, Ms. Silverstein-Russell, Mr. Wood and all Directors and executive officers as a group include 35,550, 750, 2,500, 32,190, 12,800, 750, 71,400 and 430,565 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. Shares of the common stock of Thermo Electron beneficially owned by Dr. Dasse, Mr. Howard, Mr. Poirier, Mr. Wood and all Directors and executive officers as a group include 32, 1,245, 225, 697, 638 and 3,590 full shares, respectively, allocated to accounts maintained pursuant to Thermo Electron's ESOP. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned approximately 1.23% of the Thermo Electron common stock outstanding as of such date.

(5) Thermedics beneficially owned 54.94% of the Common Stock outstanding as of January 28, 1995. Thermedics' address is 470 Wildwood Street, P.O. Box 2999, Woburn, Massachusetts 01888-2999. As of January 28, 1995, Thermo Electron had the power to elect all of the members of the Thermedics' Board of Directors, and through Thermedics, had the power to elect all of the members of the Corporation's Board of Directors. See "Relationship with Affiliates" below.

DISCLOSURE OF CERTAIN LATE FILINGS

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1994, except in the following instances. The annual reports of ownership on Form 5 filed in February 1994 for one of the Corporation's executive officers, Dr. Kurt Dasse, failed to report the acquisition of shares of the Common Stock under the Corporation's employee stock purchase plan in October 1993. The failure was detected and corrected on Dr. Dasse's Form 5 filing in February 1995. In addition, Thermedics failed to report the grant of an option to purchase shares of the Common Stock on its Form 4 for the month of July 1994. This failure was corrected on Thermedics' Form 5 filing in February 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its two other most highly compensated executive officers for the last three fiscal years. No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

  The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                        LONG TERM
                                                       COMPENSATION
                                                     ----------------
                                                        SECURITIES
                                                        UNDERLYING
                                                        AWARDS OF
                                ANNUAL COMPENSATION      OPTIONS
   NAME AND PRINCIPAL    FISCAL --------------------  (NO. OF SHARES     ALL OTHER
        POSITION          YEAR    SALARY     BONUS   AND COMPANY)(1)  COMPENSATION(2)
   ------------------    ------ ---------- --------- ---------------- ---------------
Victor L. Poirier.......  1994  $  135,000 $  66,000   10,300 (TMO)       $6,322
 President and Chief Ex-
  ecutive Officer                                         500 (TSC)
                          1993  $  115,500 $  55,000   50,000 (TCA)       $6,745
                                                       15,000 (TMD)
                                                        1,000 (TMO)
                          1992  $  112,115 $  40,000   24,000 (TCA)       $8,590(3)
                                                        7,500 (TMD)
                                                        1,500 (TMO)
                                                        2,000 (TFT)
- -------------------------------------------------------------------------------------
Kurt A. Dasse...........  1994  $   97,000 $  25,000       --             $4,459
 Senior Vice President    1993  $   94,000 $  21,000   20,000 (TCA)       $5,268
                                                        7,500 (TMD)
                          1992  $   93,260 $  16,700   20,000 (TCA)       $5,214
                                                        4,500 (TMD)
                                                          750 (TMO)
- -------------------------------------------------------------------------------------
Betty A. Silverstein-
 Russell................  1994  $   97,000 $  24,000       --             $4,473
 Vice President           1993  $   94,000 $  24,000   25,000 (TCA)       $5,436
                                                        7,500 (TMD)
                          1992  $   91,731 $  20,800   20,000 (TCA)       $5,572
                                                        4,500 (TMD)
                                                          750 (TMO)

- --------
(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TCA), executive officers of the Corporation have been granted options to purchase common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program. Options have been granted during the last three fiscal years to the chief executive officer and the other named executive officers in the following Thermo Electron companies: Thermedics (designated in the table as TMD), Thermo Electron (designated in the table as TMO), Thermo Fibertek Inc. (designated in the table as TFT) and ThermoSpectra Corporation (designated in the table as TSC).

                                         (footnotes continued on following page)

(2) Represents the amount of matching contributions made by the individual's employer on behalf of executive officers participating in the Thermo Electron 401(k) plan.

(3) In addition to a matching contribution of $6,546 referred to in footnote
    (2), this amount includes $2,044 representing the market value of 75 shares of Thermo Electron common stock received by Mr. Poirier in May 1992, in recognition of his managerial achievements, voted by managers of Thermo Electron at its annual management conference.

STOCK OPTIONS GRANTED DURING FISCAL 1994

  The following table sets forth information concerning individual grants of stock options made during fiscal 1994 to the Corporation's chief executive officer. No grants were made to the other executive officers named in the Summary Compensation Table. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1994.

                          OPTION GRANTS IN FISCAL 1994
- --------------------------------------------------------------------------------

                                                                            POTENTIAL REALIZABLE VALUE
                             NUMBER        PERCENT OF                         AT ASSUMED ANNUAL RATES
                          OF SECURITIES  TOTAL OPTIONS  EXERCISE            OF STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO    PRICE                    FOR OPTION TERM
                             OPTIONS       EMPLOYEES      PER    EXPIRATION ----------------------------
          NAME             GRANTED (1)   IN FISCAL YEAR  SHARE      DATE         5%            10%
          ----           --------------- -------------- -------- ---------- ------------- --------------
Victor L. Poirier.......    300 (TMO)         0.0%(2)    $40.25    7/19/01  $       4,916 $      11,456
                         10,000 (TMO)(3)      1.4%(2)    $45.10   11/28/06  $     358,931 $     964,431
                            500 (TSC)         0.1%(2)    $10.00   10/25/01  $       2,036 $       4,744

- --------
(1) All of the options granted during the fiscal year are immediately exercisable at the date of grant, except those options granted to purchase the common stock of ThermoSpectra Corporation (designated in the table as TSC), which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five to ten year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) These options were granted under stock option plans maintained by Thermo Electron or its subsidiaries other than the Corporation and accordingly are reported as a percentage of total options granted to employees of those companies.

(3) Options to purchase 10,000 shares of the common stock of Thermo Electron granted to Mr. Poirier are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

STOCK OPTIONS EXERCISED DURING FISCAL 1994

  The following table reports certain information regarding stock option exercises during fiscal 1994 and outstanding stock options held at the end of fiscal 1994 by the Corporation's chief executive officer and the executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised or were outstanding during fiscal 1994.

  AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL 1994 YEAR-END OPTION

                                                                NO. OF UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                                                                  AT FISCAL YEAR-END(1)       IN-THE-MONEY OPTIONS
                                                                --------------------------- -------------------------
                                               SHARES
                                              ACQUIRED
                                                 ON     VALUE
          NAME                 COMPANY        EXERCISE REALIZED EXERCISABLE   UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------------- -------- -------- ------------  ------------- ----------- -------------
Victor L. Poirier....... Thermo Cardiosystems  38,241  $626,961   110,959             0      $747,755          0
                         Thermedics                --        --    45,000             0      $220,200          0
                         Thermedics Detection      --        --         0         5,000             0          0(3)
                         Thermo Ecotek             --        --     2,500             0             0          0(3)
                         Thermo Electron           --        --    12,800(2)          0      $ 29,866          0
                         Thermo Fibertek           --        --     2,000             0      $ 18,250          0
                         ThermoSpectra             --        --         0           500             0          0(3)
                         ThermoTrex                --        --     1,800             0      $ 16,290          0
- ---------------------------------------------------------------------------------------------------------------------
Kurt A. Dasse........... Thermo Cardiosystems      --        --    77,700             0      $721,409          0
                         Thermedics                --        --    12,000             0      $ 66,975          0
                         Thermo Electron           --        --       750             0      $ 12,491          0
                         ThermoTrex                --        --       900             0      $  8,145          0
- ---------------------------------------------------------------------------------------------------------------------
Betty A. Silverstein-
 Russell................ Thermo Cardiosystems      --        --    86,450             0      $720,997          0
                         Thermedics                --        --    12,000             0      $ 66,975          0
                         Thermo Electron           --        --       750             0      $ 12,491          0

                                    VALUES
- -------------------------------------------------------------------------------
- --------
(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable, except for Thermedics Detection Inc., and ThermoSpectra Corporation, which generally are not exercisable until such company's stock is publicly traded. The shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company.

(2) Options to purchase 10,000 shares of the common stock of Thermo Electron granted to Mr. Poirier are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period, commencing with the fifth anniversary of the grant date.

(3) No public market existed for the shares underlying these options as of December 31, 1994. Accordingly, no value in excess of exercise price has been attributed to these options.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the Human Resources Committee of the Board of Directors of its parent corporation, Thermo Electron. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

  The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.

  External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by its compensation consultant and by participating in annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's Index, but do not necessarily correspond to the companies included in the Corporation's peer group.

  Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

  The process for determining each of these elements for the Corporation's executive officers is outlined below.

  BASE SALARY

  Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for the chief executive officer and the other named executive officers will approach the mid-point of competitive data. The salary increases in 1994 for the chief executive officer and the other named executive officers generally reflect this practice of gradual increases and moderation.

  CASH BONUS

  The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from minus one to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The

Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns, designed to measure profitability, contributions to shareholder value, and earnings growth, and includes an evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the stockholders. These measures of achievements are not financial targets that are met, not met or exceeded, but are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron designed to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization.

  The bonuses for named executive officers approved by the Committee with respect to 1994 performance in each instance exceeded the median potential bonus.

STOCK OPTION PROGRAM

  The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

  The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in the parent corporation, Thermo Electron, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

  In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the Committee strives to maintain the aggregate amount of awards to all employees over a five-year period below 10% of the Corporation's outstanding common stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

  Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. No awards were made to executive officers by the Corporation in 1994. In determining awards from time to time, the Committee considers total compensation of executives, actual and anticipated contributions of each executive, as well as the value of previously awarded options, as described above.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based". The annual cash compensation paid to individual executives does not approach the $1 million threshhold, and it is believed that stock incentive plans of the Corporation qualify as "performance based". Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

CEO COMPENSATION

  The salary and bonus of Mr. Poirier are established using the same criteria as for the salaries and bonuses for the Corporation's other named executive officers. The Committee determined Mr. Poirier's compensation as reported, and among other factors, considered his achievement in obtaining commercial approval in 1994 from the U.S. Food and Drug Administration for the Corporation's heart assist device. The Committee believes, nonetheless, that while the total cash compensation for Mr. Poirier in 1994 tends to be below the competitive norm for a similarly sized company in the medical devices industry, his total compensation exceeds the competitive norm since a significant portion of his total compensation has been awarded as long-term incentive compensation in the form of stock options.

  In 1994, Mr. Poirier was awarded stock options to purchase common stock of Thermo Electron by the human resources committee of the board of directors of Thermo Electron. This committee uses an analysis similar to that described for the Corporation's Committee in considering stock option awards to the Corporation's officers.

                       Dr. Nicholas T. Zervas (Chairman)
                            Dr. Elias P. Gyftopoulos
                               Dr. Leonard Laster

                         COMPARATIVE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and a peer group of companies consisting of Abiomed Inc., Datascope Corp., Boston Scientific Corp., Thoratec Labs Corp., Baxter International, Inc., Medtronic, Inc. and St. Jude Medical, Inc.

     COMPARISON OF 1989-1994 TOTAL RETURN AMONG THERMO CARDIOSYSTEMS INC.,
         THE AMERICAN STOCK EXCHANGE MARKET VALUE INDEX AND PEER GROUP.
- --------------------------------------------------------------------------------




             12/31/89   12/31/90   12/31/91   12/31/92   12/31/93   12/31/94
- ----------------------------------------------------------------------------
  TCA          100        191        233        247        500        444
- ----------------------------------------------------------------------------
  AMEX         100         82        105        106        126        115
- ----------------------------------------------------------------------------
  PEER GRP     100        121        204        178        136        178

  The total return for the Corporation's Common Stock (TCA), the American Stock Exchange Market Value Index (AMEX) and the Peer Group (PEER GRP) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange ("AMEX"). The Corporation's Common Stock is traded on the AMEX under the ticker symbol "TCA."

                          RELATIONSHIP WITH AFFILIATES

  Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermedics Inc. has created the Corporation as a publicly held, majority-owned subsidiary and has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corp. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries".)

  Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

  To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is also responsible for ensuring that members comply with internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

  The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. A subsidiary's participation in the Charter will terminate in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

  As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. Prior to January 1, 1995, the Corporation was assessed an annual fee equal to 1.25% of the Corporation's revenues for these services. Effective January 1, 1995, the fee has been reduced to 1.2% of the Corporation's revenues. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1994, Thermo Electron assessed the Corporation $368,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are representative of the expenses the Corporation would have incurred on a stand-alone basis. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

  The Corporation subleases office and research facilities from Thermedics and pays to Thermedics a pro rata amount based on the actual square footage occupied by the Corporation, at a rate approximately equal to Thermedics' rent per square foot under its prime lease. This sublease expires in 1999. The Corporation paid approximately $140,000 to Thermedics in sublease payments during 1994.

  In January 1994, the Corporation issued and sold $33,000,000 principal amount of noninterest-bearing subordinated convertible debentures due 1997. The debentures are convertible into shares of the Company's common stock at a conversion price of $21.74 per share. These debentures are guaranteed on a subordinated basis by Thermo Electron. Thermedics has agreed to reimburse Thermo Electron in the event Thermo Electron is required to make a payment under such guarantee.

  From time to time, the Corporation may transact business in the ordinary course with other companies in the Thermo Group. All such transactions are on terms comparable to those the Corporation would receive from unaffiliated parties.

  As of December 31, 1994, $1,732,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation and have a maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

  Thermedics beneficially owned approximately 55% of the Corporation's outstanding Common Stock on January 28, 1995, and intends for the foreseeable future to maintain at least 50% ownership of the Corporation. This may require the purchase by Thermedics of additional shares of the Corporation's Common Stock from time to time as the number of outstanding shares issued by the Corporation increases. These purchases may be made either in the open market or directly from the Corporation.

                                -- PROPOSAL 2 --

               PROPOSAL TO AMEND THE DIRECTORS STOCK OPTION PLAN

  The Board of Directors has approved amendments to the Corporation's Directors Stock Option Plan (the "Directors Plan") that would change the formula for granting stock options to purchase Common Stock to its outside Directors.

  In December 1994, as part of a review of director compensation, the Board of Directors adopted amendments to the Directors Plan, subject to Stockholder approval. The amendments would change the formula by which stock options to purchase Common Stock are automatically granted to outside Directors. The formula, as amended, would substitute the annual grant of stock options to purchase 1,000 shares of Common Stock to each eligible outside Director as of the close of business on the date of the Annual Meeting of Stockholders for the meeting attendance grants previously awarded quarterly to outside Directors under the Directors Plan.

  The review of director compensation was conducted in conjunction with an overall review of director compensation for Thermo Electron and its majority-owned subsidiaries. The purpose of the review was to evaluate compensation practices for the entire Thermo Electron family of companies, compare total cash compensation to comparable market data and ensure consistent and internally equitable compensation practices among the companies within the Thermo Electron family. For administrative simplicity, the Directors determined that an annual award of stock options would best serve the interests of the Corporation, in lieu of the quarterly determination and award of stock options based on attendance at meetings of the Board of Directors and its committees.

SUMMARY OF THE AMENDMENTS TO THE DIRECTORS PLAN

  The full text of the Directors Plan as amended and restated is set forth in Appendix A, to which reference is made. A brief description of the amendments to the Directors Plan follows (the "Amendments"), but is qualified in its entirety by reference to the full text of the plan. Except as amended, the Directors Plan will continue in full force and effect. A brief description of the material terms of the Directors Plan that are not affected by the Amendments are summarized under the heading "Other Terms of the Directors Plan." The closing price of the Common Stock on April 6, 1995, was $29.25 per share.

  ANNUAL GRANT OF CORPORATION OPTIONS

  The Amendments will discontinue, as of January 1, 1995, the quarterly grant of stock options to purchase Common Stock of the Corporation based on attendance by outside Directors at meetings of the Board of Directors or its committees. In lieu of such options, options to purchase 1,000 shares of Common Stock will be granted annually to each eligible Director as of the close of business on the date of the Corporation's Annual Meeting of Stockholders, beginning with the Annual Meeting to which this proxy statement relates. Options may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Options will be subject to restrictions on resale and to the repurchase by the Corporation of the shares subject to option at the exercise price if the Director ceases to serve as a director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron, for any reason other than death, within one year from the date of grant. The option exercise price shall be determined by the average closing price of the Common Stock on the American Stock Exchange for the five trading days preceding and including the date of the Annual Meeting of Stockholders.

OTHER TERMS OF THE DIRECTORS PLAN

  A brief description of the other principal features of the Directors Plan that are not affected by the Amendments follows, but it is qualified in its entirety by reference to the full text set forth in Appendix A.

  ELIGIBILITY; ADMINISTRATION

  Directors of the Corporation who are not employees of the Corporation or any subsidiary or parent corporation of the Corporation are eligible to participate in the Directors Plan. The Directors Plan is administered by the Board of Directors of the Corporation (the "Board"). All questions of interpretation of the Directors Plan or of any options granted pursuant to the Plan are determined by the Board.

  TERMS AND CONDITIONS OF OPTIONS

  The exercise price for options is determined by the average of the closing prices reported by the American Stock Exchange (or other principal exchange in which the Common Stock is then traded) for the five trading days immediately preceding and including the date the option is granted. The exercise price of options granted under the Directors Plan must be paid in full by check or by the delivery of shares of Common Stock that have a fair market value on the exercise date equal to the exercise price of the option. Stock options granted under the plan are intended to be non-statutory stock options. If a Director dies or otherwise ceases to serve as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron, or the Corporation is liquidated, the options will terminate. Options are evidenced by a written agreement and are subject to transfer restrictions that lapse as to all of the shares on the first anniversary of the grant date. Option holders will be permitted to tender shares of Common Stock to satisfy withholding tax obligations, if any.

  CHANGE IN CONTROL PROVISIONS

  If there is a "Change in Control" of the Corporation or either of its parent corporations, Thermedics and Thermo Electron, as defined in the Directors Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; and the restrictions applicable to shares purchased upon exercise of options will lapse and such shares will be free of restrictions and fully vested. Generally, a "Change in Control" occurs if (1) any person other than Thermo Electron becomes the beneficial owner of 50% or more of the outstanding Common Stock of the Corporation or its parent corporation, Thermedics, or any person becomes the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron, without the prior approval of the Board of Directors, or the board of directors of Thermedics or Thermo Electron, as the case may be, (2) during any two-year period the individuals who constituted the Board of Directors or the board of directors of Thermedics or Thermo Electron at the beginning of such period no longer represent a majority of such board, or (3) the Board of Directors or the board of directors of Thermedics or Thermo Electron determines that any other event constitutes an effective change in control of the Corporation, Thermedics or Thermo Electron.

  AMENDMENT AND TERMINATION

  The Directors Plan remains in full force and effect until suspended or discontinued by the Board. The Board may at any time or times amend or review the Directors Plan, provided that no amendment that is not approved by the Stockholders of the Corporation shall be effective if it would cause the Directors Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Directors Plan or any agreement evidencing options granted under the Directors Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

  SHARES SUBJECT TO THE DIRECTORS PLAN

  The number of shares of the Common Stock that has been reserved for issuance under the Directors Plan is 50,000 shares. Options and shares that are forfeited or otherwise reacquired by the Corporation will again be available for the grant of options under the Directors Plan. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, stock split, stock dividend, reverse stock split or other distribution, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Directors Plan.

  The proceeds received by the Corporation from exercises under the Directors Plan will be used for the general purposes of the Corporation. Shares issued under the Directors Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

  EFFECTIVE DATE

  The Amendments will be effective as of January 1, 1995, if approved by the Stockholders of the Corporation at this meeting.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal current Federal income tax consequences of stock options granted under the Directors Plan. It does not describe all Federal tax consequences under the Directors Plan, nor does it describe state, local or foreign tax consequences.

  The stock options granted under the Directors Plan are non-statutory stock options and therefore no income will be realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Corporation receives a tax deduction for the same amount, and, upon disposition of the shares, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain depending on how long the shares have been held.

NEW PLAN BENEFITS

  Only the outside Directors of the Corporation are eligible to participate in the Directors Plan. The following table sets forth, to the extent determinable, the number of shares of the common stock of the Corporation that will be granted annually under the Directors Plan to the "non-executive Director Group" if the Amendments are approved by the Stockholders. Named executive officers and other employee groups are not set forth in the table as such persons and groups are not eligible to receive options under the Directors Plan.

NAME AND POSITION                              DOLLAR VALUE ($) NUMBER OF SHARES
- -----------------                              ---------------- ----------------
Non-Executive Director Group (4 persons)......       (1)             4,000

- --------
(1) Because the exercise price of options to be granted under the Directors Plan will reflect the market value of the underlying stock at the time of the grant, the dollar value of such options is not currently determinable.

- --------------------------------------------------------------------------------

RECOMMENDATION

  The Board of Directors believes that the Amendments to the Directors Plan will enable the Corporation to ensure the continued services and contributions of its outside Directors and to attract and retain other highly qualified individuals to serve as outside Directors from time to time. Accordingly, the Board of Directors believes that the proposal is in the best interest of the Corporation and its Stockholders and recommends that the Stockholders vote "FOR" the approval of the Amendments to the Directors Plan to change the formula for the grant of stock options to outside Directors. If not otherwise specified, Proxies will be voted FOR approval of this proposal. Thermedics, which beneficially owned approximately 55% of the outstanding Common Stock as of April 6, 1995, has sufficient votes to approve the proposal and has indicated its intention to vote for the proposal.

- --------------------------------------------------------------------------------

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1995. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in 1988. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The Board of Directors has established an Audit Committee, presently consisting of two outside Directors, the purpose of which is to review the scope and results of the audit.

                                  OTHER ACTION

  Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxy holders to vote shares represented by the Proxies in the discretion of such Proxy holders.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the 1996 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 26, 1995.

                             SOLICITATION STATEMENT

  The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Woburn, Massachusetts
April 25, 1995

                                                                      APPENDIX A

                           THERMO CARDIOSYSTEMS INC.

                          DIRECTORS STOCK OPTION PLAN

            AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1995

1. PURPOSE

  The purpose of this Directors Stock Option Plan (the "Plan") of Thermo Cardiosystems Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's growth and progress and to provide them with a further incentive to become directors and to continue as directors of the Company. The Plan is intended to be a nonstatutory stock option plan.

2. ADMINISTRATION

  The Board of Directors, or a Committee (the "Committee") consisting of two or more directors of the Company appointed by the Board of Directors, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any stock options granted under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

3. PARTICIPATION IN THE PLAN

  Directors of the Company who are not employees of the Company or any subsidiary or parent of the Company shall be eligible to participate in the Plan. Directors who receive grants of stock options in accordance with this Plan are sometimes referred to herein as "Optionees."

4. STOCK SUBJECT TO THE PLAN

  The maximum number of shares that may be issued under the Plan shall be fifty thousand (50,000) shares of the Company's $.10 par value Common Stock (the "Common Stock"), subject to adjustment as provided in Section 9. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options thereafter to be granted.

5. TERMS AND CONDITIONS

  A. Annual Stock Option Grants

  Each Director of the Company who meets the requirements of Section 3 and who is holding office immediately following the Annual Meeting of Stockholders, commencing with the Annual Meeting of Stockholders held in calendar year 1995, shall be granted an option to purchase 1,000 shares of Company common stock at the close of business on the date of such Annual Meeting. Options granted under this Subsection A shall be exercisable as to 100% of the shares subject to the option as set forth in Section 5(B)(1), but shares acquired upon exercise are subject to repurchase by the Company at the exercise price in the event that the Optionee ceases to serve as a director of the Company, Thermo Electron Corporation ("Thermo Electron") or any subsidiary of Thermo Electron, prior to the first anniversary of the grant date, for any reason other than death.

  B. General Terms and Conditions Applicable to All Grants.

    1. Options shall be exercisable at any time from and after the six-month anniversary of the grant date and prior to the date which is the earliest of:

      (a) three years after the grant date for options granted under
    Section 5(A), (b) three months after the later of the date (i) the Optionee either ceases to meet the requirements of Section 3 or (ii) otherwise ceases to serve as a director of the Company, Thermo Electron or any subsidiary of Thermo Electron (six months in the event the Optionee ceases to meet the requirements of this Subsection by reason of his death), or (c) the date of dissolution or liquidation of the Company.

    2. The exercise price at which Options are granted hereunder shall be the average of the closing prices reported by the national securities exchange on which the common stock is principally traded for the five trading days immediately preceding and including the date the option is granted or, if such security is not traded on an exchange, the average last reported sale price for the five-day period on the NASDAQ National Market List, or the average of the closing bid prices for the five-day period last quoted by an established quotation service for over-the-counter securities, or if none of the above shall apply, the last price paid for shares of the Common Stock by independent investors in a private placement; provided, however, that such exercise price per share shall not be lower than the par value per share or less than 50% of the fair market value of the Common Stock until such time as the Company elects to be subject to Rule 16b-3 as amended by SEC Rel. No. 33-28869.

    3. All options shall be evidenced by a written agreement substantially in such form as shall be approved by the Board of Directors or Committee, containing terms and conditions consistent with the provisions of this Plan.

6. EXERCISE OF OPTIONS

  A. Exercise/Consideration

  An option may be exercised in accordance with its terms by written notice of intent to exercise the option, specifying the number of shares of stock with respect to which the option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of common stock of the Company (the shares so tendered referred to herein as "Tendered Shares") with a then current market value equal to the exercise price of the shares to be purchased; provided, however, that such Tendered Shares shall have been acquired by the Optionee more than six months prior to the date of exercise (unless such requirement is waived in writing by the Company). Against such payment the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased, registered in the name of the Optionee or other person exercising the option. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Director to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

  B. Tax Withholding

  The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

7. TRANSFERABILITY

  Options shall not be transferable, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "Qualified Domestic Relations Order"). Options may be exercised during the life of the Optionee only by the Optionee or a transferee pursuant to a Qualified Domestic Relations Order.

8. LIMITATION OF RIGHTS TO CONTINUE AS A DIRECTOR

  Neither the Plan, nor the quantity of shares subject to options granted under the Plan, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

9. CHANGES IN COMMON STOCK

  If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

10. LIMITATION OF RIGHTS IN OPTION STOCK

  The Optionees shall have no rights as stockholders in respect of shares as to which their options shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan or the written agreement evidencing options granted hereunder.

11. STOCK RESERVED

  The Company shall at all times during the term of the options reserve and keep available such number of shares of the Common Stock as will be sufficient to permit the exercise in full of all options granted under this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

12. SECURITIES LAWS RESTRICTIONS

  A. Investment Representations.

  The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

  B. Compliance with Securities Laws.

  Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

13. CHANGE IN CONTROL

  13.1 IMPACT OF EVENT

  In the event of a "Change in Control" as defined in Section 13.2, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides:

    (a) Any stock options awarded under the Plan that were not previously exercisable and vested shall become fully exercisable and vested.

    (b) Shares purchased upon the exercise of options subject to restrictions and to the extent not fully vested, shall become fully vested and all such restrictions shall lapse so that shares issued pursuant to such options shall be free of restrictions.

    13.2 DEFINITION OF "CHANGE IN CONTROL"

  "Change in Control" means any one of the following events: (i) when any Person other than Thermo Electron Corporation ("Thermo Electron") is or becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act and the Rules and Regulations thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations of the Exchange Act) of such Person, directly or indirectly, of 50% or more of the outstanding Common Stock of the Company or its parent corporation, Thermedics Inc. ("Thermedics"), or the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron, without the prior approval of the Prior Directors of the Company, Thermedics or Thermo Electron, as the case may be,
(ii) the failure of the Prior Directors to constitute a majority of the Board of Directors of the Company, Thermedics or Thermo Electron, as the case may be, at any time within two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company, Thermedics or Thermo Electron. As used in the preceding sentence, the following capitalized terms shall have the respective meanings set forth below:

    (a) "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 under the Exchange Act);

    (b) "Prior Directors" shall mean the persons sitting on the Company's, Thermedics' or Thermo Electron's Board of Directors, as the case may be, immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the applicable Board of Directors on the date of this Agreement) and any future director of the Company, Thermedics or Thermo Electron who has been nominated or elected by a majority of the Prior Directors who are then members of the Board of Directors of the Company, Thermedics or Thermo Electron, as the case may be; and

    (c) "Electoral Event" shall mean any contested election of Directors, or any tender or exchange offer for the Company's, Thermedics' or Thermo Electron's Common Stock, not approved by the Prior Directors, by any Person other than the Company, Thermedics, Thermo Electron or a subsidiary of Thermo Electron.

14. AMENDMENT OF THE PLAN

  The provisions of Sections 3 and 5 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the Stockholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

  The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option previously granted to him or her. With the consent of the Optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

15. EFFECTIVE DATE OF THE PLAN

  The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable until six months after the Plan is approved by the Stockholders of the Company.

16. NOTICE

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

17. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.